Exhibit 99.1

INNOVATIVE SOLUTIONS & SUPPORT

REPORTS SECOND QUARTER 2025 RESULTS

Exton, PA, May 14, 2025 – Innovative Solutions & Support, Inc. (Nasdaq: ISSC) ("IS&S" or the "Company"), a leading provider of advanced avionic solutions for commercial, business aviation and military markets, today reported fiscal second quarter financial results for the three-month period ended March 31, 2025.

SECOND QUARTER 2025 HIGHLIGHTS

(all comparisons versus the prior year period unless otherwise noted)

●	Net revenue of $21.9 million, +104%
●	Gross profit of $11.3 million; gross margin of 51.4%
●	Net Income of $5.3 million, or $.30 per diluted share
●	Adjusted EBITDA(1) of $7.7 million, +219%
●	Ratio of net debt to trailing twelve-month Adjusted EBITDA of 1.4x as of March 31, 2025
(1)

Adjusted EBITDA is a non-GAAP measure. Reconciliation of adjusted EBITDA to net income, the most directly comparable GAAP financial measure, is set forth in the reconciliation table accompanying this release.

MANAGEMENT COMMENTARY

“Our positive momentum carried over into the second quarter of fiscal 2025, with revenues more than doubling to $21.9 million and our adjusted EBITDA increasing by 219% to $7.7 million, compared to the same quarter last year” stated Shahram Askarpour, Chief Executive Officer of IS&S. “The strong performance was driven by contributions from our F-16 product line and the air transport market.”

“We made important progress on our key growth initiatives during the quarter, keeping us on track to achieve our full year target of growing both revenue and EBITDA by more than 30%,” continued Askarpour.  “We made further investments in infrastructure and systems to support our defense customers, and we continue to see meaningful opportunities to expand our military business.  The expansion of our Exton facility, which will increase capacity more than threefold, remains on track for completion by mid-year.  The integration of our recently acquired Honeywell products continues to progress, including the training of our workforce and integration of the F-16 products into our facility.  These actions are critical components of our growth strategy and our progress this quarter keeps us on target to achieve our multi-year growth objectives.”

“We completed the integration of our NetSuite Enterprise Resource Planning system during the quarter, which provides us a platform to efficiently scale our business,” stated Jeffrey DiGiovanni, Chief Financial Officer of IS&S.  “With our current cash balance and availability under our credit facility equaling more than $8.8 million, we remain in a strong financial position with ample liquidity to support our ongoing operations and facility expansion.”

“We continued to deliver on our strategic priorities during the second quarter, with important progress across our commercial, operational and capital allocation targets,” concluded Askarpour. “We are building a scalable platform equipped to deliver integrated avionics solutions to a broad range of commercial and military customers, and our US-based manufacturing footprint and vertically integrated model uniquely positions us for success, especially in the current market environment. As we look forward to the second half of our current fiscal year, we remain encouraged by the momentum in our business and are committed to both delivering on our near-term financial targets as well as making long-term investments to scale our business and deliver value for our shareholders.”

SECOND QUARTER 2025 PERFORMANCE

Second quarter revenue was $21.9 million, an increase of 104% compared to the same period last year, driven by continued momentum in new military programs, contribution from the recently acquired Honeywell military product line and growth in the air transport market.  Our results also included the benefit of some revenues related to the Honeywell military product lines that were pulled forward from future quarters. This quarter’s results benefitted from a partial acceleration of production and sales of Honeywell’s military product line in anticipation of Honeywell ceasing production at its own facilities and transitioning that production to the Company’s facilities.

Gross profit was $11.3 million during the second quarter of 2025, up 102% from gross profit of $5.6 million in the second quarter of last year.  The increase was driven by strong revenue growth and more favorable gross margins on the acquired products from Honeywell, and it was partially offset by investments in growth initiatives and higher depreciation expenses.  As a result, in the second quarter of 2025, gross margin was 51.4%, down modestly from 52.0% during the second quarter of 2024, but up meaningfully from the 41.4% gross margin reported during 1Q25.

Second quarter 2025 operating expenses were $4.3 million, compared to $3.9 million in the second quarter of last year, reflecting incremental expenses from the Honeywell acquisitions, including $0.1 million of amortization expense, $0.1 million in employee related costs, and $0.1 million of acquisition and one-time expenses.  Highlighting the opportunity for significant operating leverage as the business scales, operating expenses represented 19.6% of revenue during the second quarter, down meaningfully from 36.7% of revenues in the second quarter of last year.

Net income was $5.3 million, or $0.30 per diluted share during the second quarter, compared to net income of $1.2 million, or $0.07 per share in the second quarter of last year.

Adjusted EBITDA was $7.7 million during the second quarter, up from $2.4 million in the second quarter of last year.

New orders in the second quarter of fiscal 2025 were $20.8 million and backlog as of March 31, 2025, was $79.6 million. The backlog includes only purchase orders in-hand and excludes additional orders from the Company’s OEM customers under long-term programs, including Pilatus PC-24, Textron King Air, Boeing T-7 Red Hawk, Boeing KC-46A, and Lockheed F-16.

BALANCE SHEET, LIQUIDITY AND FREE CASH FLOW

As of March 31, 2025, IS&S had total long-term debt of $27.4 million. Cash and cash equivalents as of March 31, 2025, were $1.2 million, resulting in net debt of $26.2 million.  As of March 31, 2025, IS&S had total cash and availability under its credit line of approximately $8.8 million.

Cash flow provided by operations was $3.1 million during the six months ended March 31, 2025, compared to $4.4 million in the same period last year. Capital expenditures during the six months ended March 31, 2025 were $1.8 million, versus $0.3 million in the year-ago period.  Free cash flow was $1.3 million during the six months ended March 31, 2025 versus $4.1 million in the same period last year.

SECOND QUARTER 2025 RESULTS CONFERENCE CALL

IS&S will host a conference call at 9:00 AM ET on Thursday May 15, 2025, to discuss the Company’s second quarter 2025 results.

A webcast of the conference call and accompanying presentation materials will be available in the Investor Relations section of the IS&S website at https://innovative-ss.com/iss-investor-relations/events-presentations/, and a replay of the webcast will be available at the same time shortly after the webcast is complete.

To participate in the live teleconference:

Domestic Live: (844) 739-3798

International Live: (412) 317-5714

To listen to a replay of the teleconference, which will be available through May 29, 2025:

Domestic Replay: (844) 512-2921

International Replay: (412) 317-6671

Passcode: 10199274

NON-GAAP FINANCIAL MEASURES

EBITDA, adjusted EBITDA, adjusted net income, adjusted diluted earnings per share (“EPS”) and adjusted net cash provided by operating activities (“free cash flow”) are not measures of financial performance under GAAP and should not be considered substitutes for GAAP measures, net income (for EBITDA and adjusted EBITDA), diluted earnings per share (for adjusted diluted EPS) or net cash provided by operating activities (for free cash flow), which the Company considers to be the most directly comparable GAAP measures. These non-GAAP financial measures have limitations as analytical tools, and when assessing the Company’s operating performance, readers should not consider these non-GAAP financial measures in isolation or as substitutes for net income, diluted earnings per share, net cash provided by operating activities or other consolidated income statement data prepared in accordance with GAAP. Other companies in the Company’s industry may define or calculate these non-GAAP financial measures differently than the Company does, and accordingly, these measures may not be comparable to similarly titled measures used by other companies.

The Company defines EBITDA as net income before interest, taxes, depreciation, and amortization. The Company believes EBITDA to be relevant and useful information to their investors because it provides additional information in assessing the Company’s financial operating results. The Company’s management uses EBITDA in evaluating operating performance, ability to service debt, and ability to fund capital expenditures and pay dividends. However, EBITDA has certain limitations in that it does not reflect the impact of certain expenses on the Company’s consolidated statements of income, including interest expense, which is a necessary element of the Company’s costs because the Company has borrowed money in order to finance operations, income tax expense, which is a necessary element of costs because taxes are imposed by law, and depreciation and amortization, which are necessary elements of costs because the Company uses capital assets to generate income. EBITDA should be considered in addition to, and not as a substitute for, or superior to, operating income, net income or other measures of financial performance prepared in accordance with U.S. GAAP. Furthermore, the

Company’s definition of EBITDA may not be comparable to similarly titled measures reported by other companies. Below is our reconciliation of EBITDA to U.S. GAAP net income.

The Company defines adjusted EBITDA as net income before interest, taxes, depreciation, amortization, transaction-related acquisition and integration expenses, and non-recurring items. The Company believes that adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of expenses that do not relate to ongoing business performance, and that the presentation of this measure enhances an investor’s understanding of its financial performance.

Adjusted EBITDA has important limitations as an analytical tool. For example, adjusted EBITDA:

•	does not reflect any cash capital expenditure requirements for the assets being depreciated and amortized, which assets may have to be replaced in the future;

•does not reflect changes in, or cash requirements for, the Company’s working capital needs;

•	excludes the impact of certain cash charges resulting from matters the Company considers not to be indicative of its ongoing operations;
•	does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on the Company’s debt; and

•excludes certain tax payments that may represent a reduction in available cash.

Free cash flow is calculated as net cash provided by operating activities less capital expenditures. The Company believes that free cash flow is an important financial measure for use in evaluating financial performance because it measures the Company’s ability to generate additional cash from its business operations.

A reconciliation of each non-GAAP measure to the most directly comparable GAAP measure is set forth below.

ABOUT INNOVATIVE SOLUTIONS & SUPPORT

Headquartered in Exton, Pa., Innovative Solutions & Support (IS&S) is a U.S.-based company specializing in the engineering, manufacturing, and supply of advanced avionic solutions. Its extensive global product reach and customer base span commercial, business and aviation and military markets, catering to both airframe manufacturers and aftermarket services for fixed-wing and rotorcraft applications. IS&S offers cutting-edge, cost-effective solutions while maintaining legacy product lines. The company is poised to leverage its experience to create growth opportunities in next-generation navigation systems, advanced flight deck and special mission displays, precise air data instrumentation, autothrottles, flight control computers, mission computers and software based situational awareness targeting autonomous flight. Supported by a robust portfolio of patents and the highest aircraft certification standards, IS&S is at the forefront of meeting the aerospace industry's demand for more sophisticated and technologically advanced products. For more information, please visit us at www.innovative-ss.com.

FORWARD-LOOKING STATEMENTS

In addition to the historical information contained herein, this press release contains “forward-looking statements” within the meaning of, and intended to be covered by, the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In this press release, the words “anticipates,” “believes,” “may,” “will,” “estimates,” “continues,” “anticipates,” “intends,” “forecasts,” “expects,” “plans,” “could,” “should,” “would,” “is likely”, “projected”, “might”, “potential”, “preliminary”, “provisionally”, references to “fiscal 2025”,  and similar expressions, as they relate to the business or to its management, are intended to identify forward-looking statements, but they are not exclusive means of identifying them. All forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company including, without limitation, statements about: future revenue; financial performance and profitability; future business opportunities; the integration of the Honeywell product lines, including statements regarding the ongoing integration; plans to grow organically through new product development and related market expansion, as well as via acquisitions; the expansion of the Exton facility; and the timing of long-term programs remaining in production and continuing to generate future sales. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. Because forward-looking statements are subject to assumptions, risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, the Company’s ability to efficiently integrate acquired and licensed product lines, including the Honeywell product lines, into its operations; a reduction in anticipated orders; an economic downturn; changes in the competitive marketplace and/or customer requirements; an inability to perform customer contracts at anticipated cost levels; market acceptance and demand for our products and programs; and other factors that generally affect the economic and business environments in which the Company operates. Such factors are detailed in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2024, and subsequent reports filed with the Securities and Exchange Commission. Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

IR CONTACT

Paul Bartolai or Noel Ryan

ISSC@val-adv.com

INNOVATIVE SOLUTIONS AND SUPPORT, INC

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	March 31,	September 30,
	2025	2024

ASSETS
Current assets
Cash and cash equivalents	$1,225,648	$538,977
Accounts receivable	13,823,088	12,612,482
Contract assets	1,769,373	1,680,060
Inventories	18,853,112	12,732,381
Prepaid inventory	4,430,139	5,960,404
Prepaid expenses and other current assets	1,360,211	1,161,394

Total current assets	41,461,571	34,685,698

Goodwill	6,703,104	5,213,104
Intangible assets, net	24,688,129	27,012,292
Property and equipment, net	14,733,011	13,372,298
Deferred income taxes	2,134,839	1,625,144
Other assets	165,591	473,725

Total assets	$89,886,245	$82,382,261

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities
Accounts payable	4,710,564	2,315,479
Accrued expenses	3,072,956	4,609,294
Contract liability	731,793	340,481

Total current liabilities	8,515,313	7,265,254

Long-term debt	27,401,323	28,027,002
Other liabilities	456,717	451,350

Total liabilities	36,373,353	35,743,606

Total shareholders’ equity	53,512,892	46,638,655

Total liabilities and shareholders’ equity	$89,886,245	$82,382,261

INNOVATIVE SOLUTIONS AND SUPPORT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2025	2024	2025	2024
Net Sales:
Product	$13,180,032	$4,895,589	$23,164,266	$9,319,697
Services	8,756,182	5,843,927	14,740,677	10,727,882
Total net sales	21,936,214	10,739,516	37,904,943	20,047,579

Cost of sales:
Product	5,275,918	2,347,695	11,538,608	4,129,040
Services	5,393,073	2,809,459	8,488,655	4,813,015
Total cost of sales	10,668,991	5,157,154	20,027,263	8,942,055

Gross profit	11,267,223	5,582,362	17,877,680	11,105,524

Operating expenses:
Research and development	867,228	1,031,119	1,974,964	1,932,263
Selling, general and administrative	3,415,675	2,908,193	7,574,578	5,915,012
Total operating expenses	4,282,903	3,939,312	9,549,542	7,847,275

Operating income	6,984,320	1,643,050	8,328,138	3,258,249

Interest expense	(387,318)	(171,470)	(814,467)	(531,483)
Interest income	4,628	36,200	9,878	115,679
Other income	—	26,472	6	44,171
Income before income taxes	6,601,630	1,534,252	7,523,555	2,886,616

Income tax expense (benefit)	1,265,288	325,936	1,451,021	620,950

Net income	$5,336,342	$1,208,316	$6,072,534	$2,265,666

Net income per common share:
Basic	$0.30	$0.07	$0.35	$0.13
Diluted	$0.30	$0.07	$0.34	$0.13

Weighted average shares outstanding:
Basic	17,548,844	17,456,120	17,531,328	17,453,741
Diluted	17,643,994	17,487,527	17,613,686	17,481,217

14,656
Reconciliation of Net Income to EBITDA and Adjusted EBITDA
	Three Months Ended March31,		Six Months Ended March 31,
	2025	2024	2025	2024

Net Income	$5,336,342	$1,208,316	$6,072,534	$2,265,666
Income tax expense	1,265,288	325,936	1,451,021	620,950
Interest expense	387,318	171,470	814,467	531,483
Depreciation and amortization	637,566	414,656	2,004,641	826,077
EBITDA	$7,626,514	$2,120,378	$10,342,663	$4,244,176

Acquisition related costs	90,230	106,346	347,780	342,074
CFO transition, ATM Costs and other strategic initiatives	-	186,436	104,977	379,229
Adjusted EBITDA	$7,716,744	$2,413,160	$10,795,420	$4,965,479

Free Cash Flow
	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2025	2024	2025	2024
Operating Cashflow	1,287,906	201,104	3,129,364	4,416,839
Capital Expenditures	1,555,651	125,730	1,817,015	308,648
Free Cashflow	(267,745)	75,374	1,312,349	4,108,191

Net Debt and Net Debt Leverage
	Three Months Ended March 31,
	2025	2024
Total Debt	$ 27,401,323	$ 10,642,885
Cash	1,225,648	574,079
Net Debt	$ 26,175,675	$ 10,068,806

Leverage Ratio	1.4x	0.8.x